GIDDINGS & LEWIS, INC.


                              OFFICER'S CERTIFICATE


                         Dated as of September 26, 1995


                              ____________________


             Setting Forth Terms of a Series of Unsecured Securities


                              7-1/2% Notes Due 2005


                              ____________________


                           Pursuant to the Indenture


                           Dated as of August 7, 1995

                              OFFICER'S CERTIFICATE


             The undersigned, the Chairman and Chief Executive Officer, and the Vice President-Finance and Secretary of Giddings & Lewis, Inc., a Wisconsin corporation (the "Company"), hereby certify as provided below pursuant to Section 301 of the Indenture dated as of August 7, 1995 (the "Indenture") between the Company and Firstar Trust Company (the "Trustee"). This Officer's Certificate is delivered, pursuant to authority granted to the undersigned by resolutions adopted on June 28, August 7 and August 23, 1995 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

             1. The Board of Directors of the Company has authorized the creation by the Company of the series of Securities described below pursuant to this Officer's Certificate and in accordance with the Indenture.

             2. The title of the Securities shall be "7-1/2% Notes Due 2005" (herein called the "Notes").

             3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $100,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as provided in Section 304, 305, 306, 906, 1107 or 1405 of the Indenture and except for Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder.

             4. The principal of the Notes shall be payable on October 1, 2005.

             5. The Notes shall bear interest at the rate of 7-1/2% per annum; such interest shall accrue from October 2, 1995 (or from the most recent Interest Payment Date to which interest on the Notes has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be April 1 and October 1 in each year, commencing April 1, 1996; and the Regular Record Dates for the determination of Holders to whom interest is payable shall be the March 15 or September 15 next preceding each Interest Payment Date.

             6. The principal of and interest on the Notes shall be payable at the Corporate Trust Office in Milwaukee, Wisconsin.

             7. The Notes shall not be redeemable prior to maturity, shall not be subject to any sinking fund and shall not be repurchasable at the option of a Holder.

             8.   Defeasance under Section 1302 and covenant defeasance under
   Section 1303 of the Indenture shall be applicable to the Notes.

             9. The Notes shall initially be issued in whole in the form of one or more Global Securities. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall serve as the Depositary for such Global Security or Securities. For so long as the Depository Trust Company shall be the Depositary, all Notes shall be registered in its name or in the name of a nominee thereof.
   While the Notes are evidenced by one or more Global Securities, the Depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or the obligation to the Depositary's participants or the beneficial owners for whom they act with respect to their receipt from the Depositary of payments on the Notes or notices given under the Indenture. The Global Security or Securities provided for hereunder shall bear the legends provided for below and such other legend or legends as may be required from time to time by the Depositary.

             10.  The form of the Notes shall be substantially as follows:

                         [Form of 7-1/2% Note Due 2005]

                             [Form of face of Note]

        This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                             GIDDINGS & LEWIS, INC.

                              7-1/2% Note Due 2005

                                CUSIP 375048 AB 1


   No. __________                                            $_______________

             GIDDINGS & LEWIS, INC., a Wisconsin corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the sum of ___________________________ Dollars on October 1, 2005, and to pay
   interest thereon from October 2, 1995, or from the most recent Interest Payment Date to which interest has been paid, semi-annually on April 1 and October 1 in each year, commencing April 1, 1996, at the rate of 7-1/2% per annum until the principal hereof has been paid or duly provided for in accordance with said Indenture. The interest so payable, and punctually paid, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Security (herein called a "Note" and, together with all other Securities of the same series, herein called the "Notes") or one or more Predecessor Securities, as defined in said Indenture, is registered at the close of business on the Regular Record Date (the March 15 or September 15 next preceding each Interest Payment
   Date) for such interest. Any such interest not so punctually paid shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

             Payment of principal and interest due on this Note at Maturity will be paid by wire transfer in immediately available funds against presentation and surrender of this Note by the Holder hereof at the office of the Paying Agent, but only if appropriate wire transfer instructions have been received in writing (or by such other means as deemed acceptable by the Paying Agent) by the Paying Agent not less than 15 days before Maturity. In the event such instructions are not received by such 15th day, such principal and interest will be paid by check against such presentation and surrender.

             All interest payments on this Note (other than interest due at Maturity) will be made by mailing a check for such interest, payable to or upon the written order of the Person in whose name this Note is registered, to the address of such Person as it appears on the Security Register. Notwithstanding the foregoing, any Holder of Securities of any series issued under the Indenture (including the Notes) which pay interest on the same Interest Payment Date and which are in an aggregate principal amount in excess of $10,000,000 may elect to receive payments of interest with respect to such Securities (other than interest due at Maturity) via wire transfer in immediately available funds to a bank in New York, New York (or other bank approved by the Paying Agent) by making arrangements therefor in writing (or such other means as deemed acceptable by the Paying Agent) with the Paying Agent not later than the Regular Record Date immediately preceding the applicable Interest Payment Date.

             The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

             Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

             IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

             Date:  ____________________

                                 GIDDINGS & LEWIS, INC.


      [SEAL]
                                 By:
                                      [Name]
                                      [Title]

   Attest:




   Secretary


                            [Form of Reverse of Note]

             This Note is one of a duly authorized series of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of August 7, 1995 (herein called the "Indenture"), between the Company and Firstar Trust Company, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Persons in whose names the Securities are registered (herein called the "Holders"), and the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

             This Note shall not be redeemable prior to Maturity.

             The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

             If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

             Unless this Note is defeased and discharged as provided in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

             As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office and at any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             The Notes are issuable only in registered form without coupons and, only in denominations of $1,000 or any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

             No service charge will be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith as provided in the Indenture.

             The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

             All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                     [Form of Certificate of Authentication]


             This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 FIRSTAR TRUST COMPANY,
                                      as Trustee

                                 By
                                      Authorized Signatory


                                    *  *  *

             IN WITNESS WHEREOF, we have set our hands and the corporate seal of the Company as of the day and year first above written.

                                 GIDDINGS & LEWIS, INC.


                                 By /s/ Joseph R. Coppola
                                      Joseph R. Coppola
                                      Chairman and Chief Executive Officer


   (CORPORATE SEAL)              By /s/ Richard c. Kleinfeldt
                                      Richard C. Kleinfeldt
                                      Vice President-Finance and Secretary